SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 8, 2005
                                                --------------------------------


Commission          Registrant, State of Incorporation,       I.R.S. Employer
File Number         Address and Telephone Number              Identification No.

333-98553           Southern Power Company                    58-2598670
                    (A Delaware Corporation)
                    270 Peachtree Street, N.W.
                    Atlanta, Georgia 30303
                    (404) 506-5000

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         On April 8, 2005, Southern Power Company and two of its wholly-owned subsidiaries entered into an agreement with Constellation Power, Inc. and certain other subsidiaries of Constellation Energy Group, Inc. to acquire all of the outstanding general and limited partnership interests of Oleander Power Project, L.P. ("Oleander"), for an aggregate purchase price of approximately $206 million. The purchase price is subject to certain working capital and timing of closing adjustments. Oleander owns a dual-fueled generating plant in Brevard County, Florida with a nominal installed capacity of 680 megawatts. The entire output of the plant is sold under separate power purchase agreements ("PPAs") with Florida Power & Light Company and Seminole Electric Cooperative, Inc. The PPAs expire in 2007 and 2009, respectively.

         The acquisition is subject to certain regulatory approvals, including the approval of the Federal Energy Regulatory Commission, as well as review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 11, 2005                             SOUTHERN POWER COMPANY


                                                     By      /s/Wayne Boston
                                                               Wayne Boston
                                                           Assistant Secretary